EXHIBIT 10.7

Legend                                                          30 BROAD STREET
Merchant Group, Inc.                                                38th. Floor
                                                             New York, NY 10004

                                                                 (800) 472-5497
                                                                 (212) 809-5568
                                                             FAX (212) 809-5567

                                                             Member NASD . SIPC

December 3, 2003

Michael Mullarkey
Chairman, Pres, CEO
WORKSTREAM INC.
495 March Road, Suite 300
Ottawa, ON  K2K 3


Re:  Business Advisory Agreement

Dear Mr. Mullarkey,

This letter confirms our mutual understanding and agreement ("Agreement") relating to the business advisory fees ("Fees") payable to Legend Merchant Group, Inc. ("LMG"), a New York corporation, by Workstream Inc. ("Company"), for LMG's business advisory services rendered in connection with any equity and/or debt investment, merger, acquisition, partnership, joint venture, investment, strategic alliance or any other business combination (any such transaction is referred to herein as a "Transaction"), entered into by the Company with a business entity and/or individual ("Entity") that was introduced, directly and in writing to the Company and confirmed in writing by the CEO to LMG. Additionally, LMG agrees to use its best efforts to assist the Company in formulating and deploying strategies designed to enhance shareholder value. It is anticipated that such efforts may be broad in scope and include advisory services such as capital introductions in the institutional community, shareholder / investor relations, and exposure to industry analysts.

LMG herby agrees to provide such business advisory services to the company on a "BEST EFFORTS, NON-EXCLUSIVE" basis for a term ("Term") of 12 months in accordance with the terms and conditions of this Agreement. LMG makes no assurances that the provision of its business advisory services hereunder will be beneficial to the Company under any circumstances.

It is further understood and agreed by the parties hereto that the Company is entering into this Agreement for the purpose of inducing LMG to provide business advisory services in connection with the Company's business interests with investment banking firms, brokerage firms, investors, financiers, buyers and/or sellers who may participate in a Transaction with the Company. While LMG represents and warrants to use its best efforts to provide business



                     30 Broad Street . New York . NY . 10004
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advisory services, it is specifically understood that no assurance can be made as to the benefit to the Company of such services.

Now, therefore, in consideration of the mutual promise and covenants made herein and for other good and valuable consideration, the receipt and sufficiency or which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

      1. The Company shall pay to LMG the business advisory Fees related to its business advisory services upon the Company consummating a Transaction during the Term of this Agreement with an Entity introduced by LMG to the Company during the term of this Agreement. The Company acknowledges that during the Term of this Agreement, the Company shall have an affirmative obligation to promptly notify LMG when and if it is formally negotiating with an Entity, entering into a Letter of Intent with and Entity and/ or consummating a Transaction with an Entity introduced by LMG to the Company during the term of this Agreement.

      2. LMG shall be deemed to have introduced the Entity to the Company if (a) the Company has no prior knowledge of the interest by the Entity in the proposed Transaction and/or (b) LMG provides an introduction to a representative of such Entity who is in a position to evaluate the Transaction and whose normal function is to recommend or commit to such Transactions on behalf of such Entity. The introduction must be confirmed in writing and pre approved by the CEO of the company.

      3. In the event of such equity and/or debt investment, merger, acquisition, partnership, joint venture or other business combination by and between the Company and the Entity, in which the LMG was instrumental in introducing, directly, to the Company, the Company shall pay to LMG the business advisory Fees as set forth in the formula appended hereto as Schedule A. The Fees shall be paid in cash or stock at the companies choice and shall be due and owing on the date and at the time the Transaction is first consummated.

      4. The Term "Gross Aggregate Consideration" as used in this Agreement and the appended Schedule A means:

      (a) in the event of a purchase of the Company's assets, the price paid for the assets acquired and the interest bearing indebtedness assumed by an Entity;
      (b) in the event of a purchase of the Company's stock or a merger with an Entity, the price paid to the selling stockholders plus the interest bearing indebtedness assumed by the Company or Entity;
      (c) in the event of an investment in an Entity, the total investment in the Entity by the Company; or
      (d) in the event of an investment by an Entity in the Company of any and all currency, full fair market value of securities, and any other assets received from any combination of the above accepted by the Company,

      In determining the Gross Aggregate Consideration paid in shares of stock or other property, such stock or property shall be valued at its fair market value as determined in good faith by the Company. If any of the Gross Aggregate Consideration is payable in currency other than U.S. dollars, for the purpose of calculating the Fees payable, the Gross Aggregate



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Consideration will be converted into U.S. dollars at the exchange rate prevailing on the date the Transaction is consummated and/or the agreement between the Company and the Entity is executed, regardless of whether any of the Gross Aggregate Consideration payable by the Company is earnout payments or otherwise contingent in nature or payable in installments or otherwise deferred.

      5. LMG agrees that it will use its best efforts to assist the Company with its business advisory services. However, LMG is not an agent of the Company. Rather, LMG is an independent contractor and business advisor who is doing business with the Company as a non-exclusive, independent business advisor. Both the Company and LMG recognize and acknowledge the LMG has no authority to execute any agreements on behalf of the Company.

      6. The Company shall issue to LMG, upon the signing of this agreement 100,000 WSTM warrants to purchase 100,000 WSTM common shares for a period of 2
(two) years commencing upon the date hereof and based on the following schedule:

                 -50,000 warrants exercisable at 1.50 per share
                 -50,000 warrants exercisable at 1.75 per share

The shares issuable upon exercise of the warrants are to be registered under the Securities Act of 1933, as amended.

During the Term of this Agreement, LMG shall be reimbursed by the Company for its reasonable out of pocket costs and expenses, which are related to the rendering of the business advisory services pursuant to this Agreement, if pre approved by the CEO prior to being spent, all expenses will be paid, if expenses were pre approved in writing.

      7. Either party hereto may terminate the Agreement at any time upon 30 days written notice, without any liability or continuing obligation. The termination of this Agreement shall not affect the business advisory Fees payable to LMG.

      8. Any controversy, dispute or claim between the parties relating to this Agreement shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association. If either party to this Agreement shall bring a complaint against the other party for relief, declaratory or otherwise, arising out of this Agreement, the prevailing party shall be entitled to recover its legal, accounting and related costs and expenses as may be determined.

      9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement is the sole and entire agreement between the parties hereto pertaining to its subject matter and supersedes all prior oral and written agreements, representations and understandings of the parties hereto. No modifications of the Agreement shall be binding unless agreed to in writing by the parties hereto. This Agreement shall be binding on and inure to the benefit of the successors and assigns of the




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parties hereto provided that neither this Agreement nor any of LMG's rights hereunder may be assigned by LMG with out the prior written consent of the Company.


                                                     Very truly yours,




                                                     David W. Unsworth Jr.
                                                     Chairman

LEGEND MERCHANT GROUP, INC,



By: /s/ David W. Unsworth Jr.                        Dated:  12/9/03
    -------------------------                             ---------------------
      David W. Unsworth Jr.
      Chairman





AGREED AND ACCEPTED:
WORKSTREAM INC.



By: /s/ Michael Mullarkey                             Dated:  12/3/03
    ---------------------                                   -------------------
      Michael Mullarkey
      Chairman, Pres, CEO



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                                               Very truly yours,




                                               David W. Unsworth Jr.
                                               Chairman

LEGEND MERCHANT GROUP, INC,



By:                                            Dated:
   ---------------------------------                 --------------------------
      David W. Unsworth Jr.
      Chairman





AGREED AND ACCEPTED:
WORKSTREAM INC.



By:                                            Dated:
   ---------------------------------                 --------------------------
      Michael Mullarkey
      Chairman, Pres, CEO




                                   SCHEDULE A


      The amount of the business advisory Fees that the Company shall pay to LMG in Connection with a Transaction in which the Company was directly introduced by LMG shall be determined as follows:

o     Five percent of the Gross Aggregate Consideration less than $5 million;
      plus
o Three percent of the Gross Aggregate Consideration over $5 million to $10 million; plus
o Two percent of the Gross Aggregate Consideration over $10 million to $15 million; plus